                                                                   EXHIBIT 10.25

                                DATED      2000
                                ---------------

                              TIPACRE LIMITED (1)

                        ADAPTIVE BROADBAND LIMITED (2)

                      ADAPTIVE BROADBAND CORPORATION (3)

--------------------------------------------------------------------------------

                           Counterpart/
                                     LEASE

                                     -of-

                           Part Ground Floor Block C
                  The Westbrook Centre Milton Road Cambridge

--------------------------------------------------------------------------------

                                    MANCHES
                                 Aldwych House
                                  81 Aldwych
                                London WC2B 4RP

                              Tel: 020 7404 4433

                              Ref: PDS/14392/0125

                               Date: 04/02/2000

                                                   MANCHES [LOGO]

PARTICULARS

DATED                                                                      2000

HEADLEASE/UNDERLEASE        this Lease is a head lease and is a new Lease under
                            the Landlord and Tenant (Covenants) Act 1995

PARTIES
Landlord                    TIPACRE LIMITED
                            Registered office: 8 Exchange Quay Manchester M5 3EJ (Company registration number 01604203)

Tenant                      ADAPTIVE BROADBAND LIMITED
                            Registered office: 47 Castle Street Reading RG1 7SR (Company registration number 03552746)

GUARANTOR                   ADAPTIVE BROADBAND CORPORATION a company registered
                            in the State of California USA
                            Registered office: 1143 Borregas Avenue Sunnygrade
                            CA 94089 USA
                            (Company registration number (N/A))

PROPERTY AND CENTRE
Property All the property known as the Part Ground Floor Block C of the Centre shown for identification edged red on the plan numbered '1' annexed and any alterations or additions to it together with all fixtures and fittings in the nature of Landlord's fixtures and fittings and plant and machinery and other service installations which are now or may in the future be affixed to or on the Property

Centre All the land and buildings known as the Westbrook Centre Milton Road Cambridge shown for identification edged blue on the plan numbered '2' annexed and registered at H M Land Registry under title number CB59294

                                 [FLOOR PLAN]

                                  [SITE PLAN]

                                  [SITE PLAN]

CONTRACTUAL TERM              From and including the     day of        2000
                              hereof until the 24th day of June 2009

RENT
Amount From and including the date hereof the sum of (Pounds) per annum exclusive

Rent Commencement Date        the     day of     2000

First Rent Payment Date       the     day of     2000

PERMITTED USE                 offices with Class B1 of the Schedule to the Town
                              and Country Planning (Use Classes) Order 1987 as originally enacted but EXCLUDING any or all of the following uses:

                              (a)  Industrial use of any kind except for
                                   research and development purposes

                              (b)  Use by any Government Department in
                                   connection with the provision of services to or regular access of the public (as distinct from using the Property for the purposes of administration and purposes ancillary thereto)

RENT REVIEW DATE              the 29/th/ day of September 2004

BASIC SERVICE CHARGE
Amount                        TWELVE THOUSAND POUNDS ((Pounds)12,000)

Service Charge Year End Date  31/st/ December

TERMINATION PAYMENT           the sum of (Pounds) plus Value Added Tax

                                     INDEX

1.       DEFINITIONS................................................................................     1

2.       INTERPRETATION.............................................................................     7

     2.1.     Rights of Landlord....................................................................     7
     2.2.     Act or default of the Tenant..........................................................     7
     2.3.     Approval of any superior landlord and mortgagee.......................................     7
     2.4.     Consent and approval of the Landlord..................................................     7
     2.5.     English law...........................................................................     8
     2.6.     Gender and number.....................................................................     8
     2.7.     General and particular words..........................................................     8
     2.8.     Headings..............................................................................     8
     2.9.     Joint and separate obligations........................................................     8
     2.10.      Landlord's liability................................................................     8
     2.11.      Last year and end of the Tenancy....................................................     8
     2.12.      Perpetuity period...................................................................     8
     2.13.      Person and party....................................................................     9
     2.14.      Rights and obligations..............................................................     9
     2.15.      Statute.............................................................................     9
     2.16.      Superior landlord...................................................................     9
     2.17.      Tenant not to allow act.............................................................    10

3.       LETTING....................................................................................    10

     3.1.     Letting...............................................................................    10
     3.2.     Rights subjections and reservations...................................................    10

4.       TENANT'S RIGHTS............................................................................    10

     4.1.     Conducting Media and Common Parts.....................................................    10
     4.2.     Entry for repair......................................................................    11
     4.3.     Support and protection................................................................    11
     4.4.     Nameboard.............................................................................    11
     4.5.     Car Parking...........................................................................    11

5.       SUBJECTIONS AND LANDLORD'S RIGHTS..........................................................    12

     5.1.     Entry by Landlord.....................................................................    12
     5.2.     Letting board etc.....................................................................    13
     5.3.     Goods left on the Property............................................................    13
     5.4.     Conducting Media......................................................................    13
     5.5.     Light and support etc.................................................................    13
     5.6.     Landlord's right to carry out works on other premises.................................    14
     5.7.     Variation of implied rights...........................................................    14
     5.8.     Fire escape...........................................................................    14

6.       TENANT'S COVENANTS.........................................................................    14

     6.1.     Rent..................................................................................    14
     6.2.     Outgoings.............................................................................    15
     6.3.     Interest..............................................................................    16
     6.4.     Repair and decoration.................................................................    16
     6.5.     Maintenance...........................................................................    17
     6.6.     Repair on notice......................................................................    17
     6.7.     Compliance with statutory requirements etc............................................    18
     6.8.     Restrictions on dealings..............................................................    18
     6.9.     Registration of assignments etc.......................................................    22
     6.10.      Information.........................................................................    23
     6.11.      Alterations.........................................................................    23
     6.12.      Signs...............................................................................    24
     6.13.      Cost of removal by Landlord of unauthorised signs etc...............................    24
     6.14.      Service installations...............................................................    24

     6.15.    Nuisance..............................................................................    24
     6.16.    Use ..................................................................................    25
     6.17.    Overloading...........................................................................    25
     6.18.    Notices...............................................................................    25
     6.19.    Planning..............................................................................    25
     6.20.    Encroachments.........................................................................    26
     6.21.    Defective Premises....................................................................    26
     6.22.    Landlords rights......................................................................    26
     6.23.    Landlords costs.......................................................................    26
     6.24.    Indemnities...........................................................................    27
     6.25.    Yield up..............................................................................    27
     6.26.    VAT...................................................................................    27
     6.27.    Common Parts and Retained Parts.......................................................    28
     6.28.    Regulations...........................................................................    28
     6.29.    Security..............................................................................    28

7.       LANDLORD'S COVENANTS.......................................................................    29

     7.1.  Quiet Enjoyment..........................................................................    29
     7.2.  Provision of services....................................................................    29
     7.3.  Repair of main structure etc.............................................................    30

8.       INSURANCE..................................................................................    30

     8.1.  Landlord to insure.......................................................................    30
     8.2.  Additional Landlord's fixtures...........................................................    31
     8.3.  Landlord to inform Tenant of insurance cover.............................................    31
     8.4.  Damage to Centre ........................................................................    31
     8.5.  Option to terminate following damage by an Insured Risk..................................    32
     8.6.  Option to terminate following damage by an Excluded Risk.................................    32
     8.7.  Application by the Tenant for new lease following termination............................    33
     8.8.  Tenant's obligations in respect of Landlord's insurances.................................    34
     8.9.  Tenant's insurance.......................................................................    35

9.       SUSPENSION OF RENT.........................................................................    35

     9.1.  Application..............................................................................    35
     9.2.  Suspension...............................................................................    35
     9.3.  Disputes.................................................................................    35

10.      FORFEITURE.................................................................................    35

11.      DECLARATIONS WARRANTIES AND MISCELLANEOUS..................................................    36

     11.1.    Representations and exclusion of use warranty.........................................    36
     11.2.    Accidents.............................................................................    37
     11.3.    Payments recoverable as rent..........................................................    37
     11.4.    Service of notices....................................................................    37
     11.5.    Jurisdiction of the English courts....................................................    37
     11.6.    No prior agreement....................................................................    38
     11.7.    Tenant's option to terminate..........................................................    38

12.      ARBITRATION OR DETERMINATION BY EXPERT.....................................................    38

     12.1.    Contrary Provision....................................................................    38
     12.2.    Arbitration...........................................................................    38
     12.3.    Determination by an expert............................................................    39
     12.4.    Expert's terms of appointment.........................................................    39
     12.5.    Experience of arbitrator or expert....................................................    40
     12.6.    Non-payment of costs of arbitrator or expert..........................................    40

13.      RENT REVIEW................................................................................    40

     13.1.    Definitions...........................................................................    40
     13.2.    Upwards Only Rent Review..............................................................    43
     13.3.    Agreement or Determination of the Reviewed Rent.......................................    43

     13.4.    Interim payments until the Open Market Rent is decided................................    44
     13.5.    Rent Restrictions.....................................................................    44
     13.6.    Memorandum of Reviewed Rent...........................................................    45
     13.7.    Time not of the essence...............................................................    45

14.      SERVICE CHARGE.............................................................................    45

     14.1.    Definitions...........................................................................    45
     14.2.    Basic Service Charge..................................................................    46
     14.3.    Adjustment............................................................................    46
     14.4.    Expenditure...........................................................................    47
     14.5.    Deductions in arriving at Expenditure.................................................    51
     14.6.    Landlord's contribution to Expenditure................................................    51
     14.7.    Certificate...........................................................................    51
     14.8.    No implied obligation.................................................................    52

15.      GUARANTOR'S COVENANT.......................................................................    52

FIRST SCHEDULE - FORM OF AUTHORISED GUARANTEE AGREEMENT.............................................    54

SECOND SCHEDULE - FORM OF GUARANTEE COVENANT........................................................    56

1.   DEFINITIONS

     In this Lease the following definitions apply:

     "1995 Act"               the Landlord and Tenant (Covenants) Act 1995

     "Arbitration"            arbitration under clause 12.2

     "Base Rate"              the base rate from time to time of Lloyds Bank Plc
                              or if there is no such rate the most closely comparable rate of interest to be determined (if not agreed) by Arbitration

     "Basic Service Charge"   the Basic Service Charge for the time being under
                              clause 14.2

     "Centre" the land and building described in the Particulars (including any additions) of which the Property forms part together with any additions to the land and/or buildings comprising the Centre from time to time

     "Common Parts"           the parts of the Centre that are provided and/or
                              designated by the Landlord from time to time for common use by the tenants and occupiers of the Centre and their visitors including for example approaches entrances entrance halls staircases corridors toilets lifts escalators roads ramps car parking areas and fire escapes

     "Conducting Media"       all conducting media including (but not limited
                              to) pipes flues ducts wires cables drains sewers gutters gullies and channels and their ancillary plant and equipment

     "Excluded Risk"          any risk which would have fallen within the
                              definition of "Insured Risks" but for the Landlord exercising its reasonable discretion to exclude the risk from that definition

     "Fair Proportion"        the fair proportion reasonably determined from
                              time to time by the Landlord's Surveyor

     "Group Company"          a company which is a member of the same group as
                              the Landlord or the Tenant (as the case may be) and for the purpose of this definition:

                              (a)  a company is a "subsidiary" of. another
                                   company if that other company

                                   (i)   holds a majority of the voting rights
                                         in it or

                                   (ii)  is a member of it and has the right to
                                         appoint or remove a majority of its
                                         board of directors or

                                   (iii) is a member of it and controls (alone
                                         or under an agreement with other
                                         shareholders or members) a majority of
                                         the voting rights in it

                              (b) two companies shall be taken to be members of the same group if and only if:

                                   (i)   one is a subsidiary of the other or

                                   (ii)  both are subsidiaries of a third or

                                   (iii) one is a subsidiary of a company which
                                         itself is a subsidiary of the other

     "Insurance Rent"         a sum equal to a Fair Proportion of the cost of
                              the insurances described in clause 8.1 (including the cost of any insurance valuations)

     "Insured Risks"          (a)  fire explosion and lightning

                              (b)  impact

                              (c)  earthquake

                              (d) aircraft (other than hostile aircraft) and things dropped from aircraft

                              (e)  flood storm and tempest

                              (f) bursting or overflowing of water tanks and apparatus

                              (g)  riot and Civil commotion and

                              (h)  malicious damage

                              and any other risks against which the Landlord or any superior landlord may from time to time reasonably insure and an "Insured Risk" means one of the risks except that a risk will not be an "Insured Risk" to the extent that (in the reasonable opinion of the Landlord's Surveyor) insurance cover is not available in the normal market at a reasonable premium and the Landlord elects not to take out such insurance cover for the Centre

     "Landlord"               the person named in the Particulars or any other
                              person who at the relevant time is entitled to the immediate reversion to this Lease

     "Landlord's Surveyor"    the person(s) from time to time appointed by the
                              Landlord to act as its surveyor for any purpose under this Lease who may be an employee of the Landlord

     "Lease" this lease as varied and supplemented by any document

     "Original Landlord"      the person named as Landlord in the Particulars

     "Original Tenant"        the person named as Tenant in the Particulars

     "Planning Acts"          the Local Government Planning and Land Act 1980
                              the Town and Country Planning Act 1990 the
                              Planning (Listed Buildings and Conservation Areas)
                              Act 1990 the Planning (Hazardous Substances) Act
                              1990 the Planning (Consequential Provisions) Act
                              1990 and the Planning and Compensation Act 1991 and any later similar legislation

     "Planning Control"       has the meaning given to it by the Town and
                              Country Planning Act 1990

     "President of the RICS"  the President for the time being of The Royal
                              Institution of Chartered Surveyors or the person for the time being authorised to act on his behalf

     "Property"               the premises described in the Particulars
                              including:

                              (a) plaster surfaces and decorative and other finishes on walls columns and other structures

                              (b) the inner half of any non-loadbearing walls and other non-loadbearing structures dividing the Property from other parts of the Centre

                              (c) any non-loadbearing internal walls and other non-loadbearing structures wholly within the premises

                              (d) floors (including any raised floors and their supports floor boards floor screeds and other floor finishes) down to (but excluding) the floor slabs or floor joists

                              (e) ceilings (including any suspended ceilings and their fixings ceiling tiles and other ceiling finishes) up to (but excluding) the ceiling slabs or ceiling joists

                              (f) doors including their frames furniture and any glass

                              (g)  window glass

                              (h) Conducting Media within the Centre which exclusively serve the premises and do not belong to suppliers and central heating radiators and other heating equipment within the Property and including the comfort cooling equipment serving the Property located both within and outside the Property

                              (i) landlord's fixtures in or forming part of the premises and

                              (j)  any additions to the Property

                              but excluding:

                              (k) loadbearing walls loadbearing columns and other loadbearing structures (other than plaster surfaces and decorative and other finishes)

                              (l)  tenant's fixtures

                              (m) Conducting Media within the premises which do not exclusively serve the premises and

                              (n) all other parts of the Centre not expressly included in items (a) to (j) (inclusive) of this definition

     "Retained Parts"         all parts of the Centre other than those parts
                              which are let or intended for letting
                              and the "Retained Parts" include:

                              (a)  the Common Parts

                              (b)  any office accommodation for staff

                              (c) any staff rooms and storage premises used to provide services for the Centre

                              (d)  any accommodation for resident staff

                              (e) any security system which is operated by the Landlord

                              (f) the Conducting Media except to the extent they form part of the Property or premises which are let or intended for letting

                              (g) the plant rooms and other areas which house or contain Conducting Media forming part of the Retained Parts and

                              (h) the walls foundations and roofs of the Centre except to the extent they form part of the Property or other premises which are let or intended for letting

     "Service Charge"         the amount payable by the Tenant for services in
                              the manner described in clause 14

     "Signs" signs notices placards stickers advertisements flags logos lettering and numerals

     "the Standard Hours"     Every day from 7.30 am to 10.00 pm except (if the
                              Landlord so reasonably decides) Bank and Public
                              Holidays as reasonably varied from time to time by the Landlord to "approved" and "authorised" and words to similar effect mean previously approved or previously authorised in both cases in writing

     2.5.   English law

            This Lease shall be governed by and interpreted in accordance with English law

     2.6.   Gender and number

            Words of one gender include all other genders and singular words include the plural and vice versa

     2.7.   General and particular words

            General words are not limited because they are preceded or followed by particular words in the same category or covering the same topic

     2.8.   Headings

            Any footnote heading index marginal note table of contents and underlining is for guidance only not interpretation

     2.9.   Joint and separate obligations

            If an obligation is owed to or by more than one person that obligation is owed to or by those persons separately jointly or in any combination

     2.10.  Landlord's liability

            If the Original Landlord ceases to be the Landlord its liability under this Lease ends except in respect of the period before it ceases to be the Landlord

     2.11.  Last year and end of the Tenancy

            References to the last year of the Tenancy or other periods related to the end of the Tenancy and words to similar effect include the last year of the Tenancy or such other period (as the case may be) even if it ends before the end of the Contractual Term and references to the end of the Tenancy and words to similar effect are to be similarly interpreted

     2.12.  Perpetuity period

            The perpetuity period applicable to this Lease is eighty (80) years from the start of the Contractual Term and whenever in this Lease any party is granted a future interest that interest must vest within such perpetuity period and if it has not it will be void for remoteness

     2.13.  Person and party

            2.13.1. Any reference to a person includes a company corporation or other legal entity

            2.13.2. Any reference to "parties" or "party" means the Landlord and the Tenant or either or them but (in the absence of a specific reference to the contrary) does not include any Guarantor

     2.14.  Rights and obligations

            2.14.1. The Tenant or any undertenant or occupier of the Property will not during the Tenancy acquire any implied or prescriptive right or easement from or over or affecting any neighbouring premises in which the Landlord from time to time has a freehold or leasehold interest

            2.14.2.  Rights granted are not exclusive to the Tenant

            2.14.3.  Rights and obligations are cumulative

     2.15.  Statute

            Any reference to a specific statute includes:

            2.15.1. any statutory extension variation or re-enactment of the statute whether before or after the date of this Lease

            2.15.2.  derivative orders regulations and permissions

            2.15.3.  directives and regulations adopted by the European Union

            Any general reference to "statute" includes those enacted after the date of this Lease and includes all derivative orders regulations and permissions

     2.16.  Superior Landlord

            2.16.1. Any reference to a superior landlord includes the Landlord's immediate reversioner and any superior landlord

            2.16.2. Any reference to a superior lease includes the lease under which the Landlord holds the Property and any lease superior to that

            2.16.3. When a superior landlord performs a landlord's obligation it will be deemed to have been performed by the Landlord

     2.17.  Tenant not to allow act

            An obligation by the Tenant not to do an act includes an obligation not to knowingly allow that act to be done by another person

3.   LETTING

     3.1.   Letting

            The Landlord lets the Property to the Tenant for the Contractual Term the Tenant paying during the Tenancy the following (all of which are reserved as rent):

            3.1.1. from and including the Rent Commencement Date the Rent by equal quarterly payments in advance on the usual quarter days the first payment being due on the First Rent Payment Date

            3.1.2. from and including the date of this Lease the Insurance Rent within fourteen (14) days after a written demand

            3.1.3. from and including the date of this Lease the Basic Service Charge by equal quarterly payments in advance on the usual quarter days the first payment being due today

            3.1.4.  any Excess Service Charge in accordance with clause 14 and

            3.1.5.  any VAT payable on the above amounts

     3.2.   Rights subjections and reservations

            The letting includes the rights granted by clause 4 but is subject to the subjections (if any) exceptions and reservations set out in clause 5

4.   TENANT'S RIGHTS

     The Landlord grants to the Tenant the following rights:

     4.1.   Conducting Media and Common Parts

            The right (subject to reasonable interruption for repair maintenance alteration or replacement) to use:

            4.1.1. the Conducting Media in the Centre which do not form part of the Property but which service the Property and

            4.1.2. the Common Parts for all proper purposes in connection with the use and enjoyment of the Property

     4.2.   Entry for repair

            The right to enter other parts of the Centre with workmen and equipment to carry out works of repair maintenance decoration or alteration to the Property on the following terms and conditions:

            4.2.1. the Tenant must give reasonable written notice to the Landlord and the occupiers of the relevant premises of its intention to exercise this right

            4.2.2. the Tenant may only exercise this right in so far as such works cannot be carried out from inside the Property in a commercially practicable manner

            4.2.3. the Tenant must cause as little inconvenience as reasonably practicable and

            4.2.4. the Tenant must indemnify the Landlord and the occupiers against the reasonable cost (including reasonable fees) of making good all damage to the premises entered and to the fixtures and contents of such premises caused by such entry

            4.2.5. the Tenant may only exercise this right to the extent that (if at all) it is reserved out of any other tenancies of the Centre from time to time and subject to any restrictions or conditions or entry contained in such tenancies

     4.3.   Support and protection

            The right of support and protection that is now enjoyed from the remainder of the Centre

     4.4.   Nameboard

            The right at the cost of the Tenant to have the Tenant's name displayed by the Landlord in a manner approved by the Landlord on:

            4.4.1. any nameboard in the entrance hall of the building forming part of the Centre in which the Property is situate and

            4.4.2.  any external nameboard at the entrance to the Centre

     4.5.   Car Parking

            The right to park not more than ten (10) private motor vehicles in the car parking spaces forming part of the Centre numbered shown for identification 52, 53, 100, 101, 222, 223, 224, 225, 226 and 227 on
            the plan numbered '2' annexed or such other ten (10) spaces from time to time allocated by the Landlord

5.   SUBJECTIONS AND LANDLORD'S RIGHTS

     The letting is subject to the following:

     All covenants conditions restrictions and other matters contained mentioned or referred to in the registered title to the Centre to the extent that such matters relates to the tenancy hereby granted and are still subsisting and capable of taking effect but excluding any entries relating to mortgages or charges

     The following rights are excepted and reserved to the Landlord:

     5.1. Entry by Landlord

          5.1.1. The right at reasonable times and on reasonable notice (but in case of emergency at any time without notice) to enter the Property with necessary materials and appliances to:

                  5.1.1.1     view and record the condition of the Property

                  5.1.1.2     repair maintain alter or clean other premises

                  5.1.1.3 inspect repair maintain alter replace or add to Conducting Media

                  5.1.1.4 comply with obligations or exercise any rights under this Lease or a superior lease or any tenancy of another part of the Centre

                  5.1.1.5 carry out any repairs to or decoration of the Property which are not the responsibility of the Tenant

                  5.1.1.6 make good any failure by the Tenant to repair maintain or decorate the Property in compliance with clause 6.6.1

                  5.1.1.7 remove anything which has been fixed placed displayed or left on the Property in breach of clause 6.11 or clause 6.12

                  5.1.1.8 make good any other breach of covenant by the Tenant

                  5.1.1.9 show prospective tenants and purchasers over the Property or

                  5.1.1.10 do any other reasonable thing connected with the Property other than altering the Property

          5.1.2.  In exercising these rights the Landlord will:

                  5.1.2.1 cause as little inconvenience to the Tenant as is reasonably practicable

                  5.1.2.2 as soon as reasonably practicable make good any damage to the Property caused by the entry and

                  5.1.2.3 indemnify the Tenant against any damage to the tenant's fixtures caused by the entry

     5.2. Letting board etc

          The right during the last six (6) months of the Tenancy to display a letting board on the Property and at any time to display a sale board on the Property but not so that any such board unreasonably obstructs the light or air to the Property

     5.3. Goods left on the Property

          5.3.1. The right to sell as agent for the Tenant any belongings of the Tenant left in the Property for more than fourteen (14) days after the end of the Tenancy unless the Tenant remains in occupation of the Property under a new tenancy and if the Landlord exercises this right the Tenant will indemnify the Landlord against any liability incurred by the Landlord to anyone whose belongings are sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary is proved) that such belongings were owned by the Tenant

          5.3.2. In the event of a sale the Landlord will account to the Tenant for the proceeds of sale less the reasonable costs of removal storage and sale if the Tenant claims the proceeds of sale within six (6) months after the date on which the Tenant left the Property but if no such claim is made by the Tenant the proceeds of sale will belong to the Landlord

     5.4. Conducting Media

          The right to use the Conducting Media forming part of the Property which serve other premises

     5.5. Light and support etc

          The right of light air support and protection and all other easements and rights now or after the date of this Lease belonging to or enjoyed by any other premises

     5.6. Landlord's right to carry out works on other premises

          5.6.1. The right to alter add to and carry out works on other parts of the Centre including the Common Parts or other premises even though this obscures or obstructs any window in the Property or interferes with any rights easements or amenities enjoyed by the Property (for example: rights of access of light and air)

          5.6.2. In carrying out any works under this clause 5.6 the Landlord will:

                  5.6.2.1 entitled (if reasonably necessary) to erect scaffolding which can be attached to the Property

                  5.6.2.2 take all reasonable precautions to ensure that the beneficial use and occupation of the Property is not materially adversely affected and as soon as reasonably practicable make good any damage caused to the Property and

                  5.6.2.3 ensure that after completion of the works the use of the Property for any purpose permitted by this Lease has not been materially adversely affected

     5.7. Variation of implied rights

          The right to terminate or vary any implied right from time to time enjoyed by the Property provided that such termination or variation does not materially adversely affect the use of the Property for any purpose permitted by this Lease

     5.8. Fire escape

          The right to pass through the Property for the purposes of escape from other parts of the Centre or other premises adjoining the Centre in case of fire or other emergency

6.   TENANT'S COVENANTS

     The Tenant covenants with the Landlord:

     6.1. Rent

          6.1.1. To pay the Rent and other amounts in the manner specified in clause 3.1

          6.1.2. Not to claim or exercise any right to set-off or to withhold payment of any amounts due to the Landlord (save as required by statute)

          6.1.3. If required by the Landlord to make payments to the Landlord by banker's order or credit transfer to a bank account in the United Kingdom nominated by the Landlord

     6.2. Outgoings

          6.2.1. To pay and to indemnify the Landlord against existing and future rates taxes assessments impositions and outgoings assessed or imposed on or in respect of the Property (including those assessed or imposed on the Landlord and any superior landlord) except any taxes (save for VAT which the Tenant is otherwise obliged to pay) assessed or imposed on the Landlord or any superior landlord in respect of:

                  6.2.1.1     the rents

                  6.2.1.2     the grant of this Lease

                  6.2.1.3 any dealing or deemed dealing by the Landlord or a superior landlord with its interest in the Property

          6.2.2.  If such an assessment or imposition is:

                  6.2.2.1     made on premises which include the Property and

                  6.2.2.2     paid by the Landlord

                  to pay a Fair Proportion of it to the Landlord within fourteen
                  (14) days after a written demand except any taxes (save for VAT which the Tenant is otherwise obliged to pay) assessed or imposed on the Landlord or any superior landlord in respect of:

                  6.2.2.3     the rents

                  6.2.2.4     the grant of this Lease

                  6.2.2.5 any dealing or deemed dealing by the Landlord or a superior landlord with its interest in the Property

          6.2.3. To indemnify the Landlord against any loss of rating relief on the Property after the end of the Tenancy caused by the Property being left empty during the Tenancy

     6.3. Interest

          6.3.1. If required by the Landlord to pay interest at a yearly rate of four per cent (4%) above Base Rate on any sum payable under this Lease by the Tenant to the Landlord (whether or not formally demanded) that is not paid on its due date and to pay this interest from the due date to the date of payment (both before and after any court judgment) calculated on a daily basis and compounded with rests on the usual quarter days

          6.3.2. If while a breach of any tenant's covenant continues the Landlord refuses to accept payment of any sum in order not to waive the breach the Tenant will be deemed for the purposes of this clause 6.3 to have failed to pay such sum

          6.3.3. This clause 6.3 does not prejudice any other right or remedy of the Landlord

     6.4. Repair and decoration

          6.4.1. To repair and maintain the Property and to keep it clean and in good repair

          6.4.2.  To repair maintain and keep clean and when necessary renew:

                  6.4.2.1     the fixtures in the Property and

                  6.4.2.2 any carpeting provided by the Landlord (or provided by the Tenant in replacement for any carpeting provided by the Landlord) floor tiles and other floorings

                  Any replacement carpeting floor tiles or other floorings must be in the same colour as and of a quality not inferior to that being replaced

          6.4.3. To redecorate the interior of the Property (including the internal parts of the window frames) in every fifth (5th) year and in the last three (3) months of the Tenancy preparing and painting papering or polishing as appropriate having regard to earlier treatment

          6.4.4. As often as necessary to clean and treat in an appropriate manner all other external and internal materials surfaces and finishes of the Property

          6.4.5.  In relation to the work referred to in this clause 6.4:

                  6.4.5.1 to carry out the work with appropriate materials of good quality in a good and workmanlike manner and to the reasonable satisfaction of the Landlord's Surveyor

                  6.4.5.2 to carry out the painting papering and treatment in the last three (3) months of the Tenancy in a colour or colours approved in writing by the Landlord and

                  6.4.5.3 to clean any glass in the doors windows and other
                          lights of the Property at least once a month

          6.4.6. Damage by an Insured Risk is excepted from the Tenant's liability under this clause 6.4 except to the extent that the insurance money is irrecoverable because of an act or default of the Tenant

          6.4.7. Damage by an Excluded Risk is (subject to clause 8.7) excepted from the Tenant's liability under this clause 6.4 if the Landlord serves a Non-Reinstatement Notice as a result of such damage

     6.5. Maintenance

          6.5.1. To keep the Conducting Media which form part of the Property clear and unobstructed and not to do anything which causes an obstruction or damage to any other Conducting Media serving the Property

          6.5.2.  To take all necessary precautions against:

                  6.5.2.1 frost damage to any pipe tank or water apparatus in the Property and

                  6.5.2.2 the bursting or overflowing of any pipe tank or water apparatus in the Property

     6.6. Repair on notice

          6.6.1. To make good with all practicable speed any failure to repair maintain or decorate the Property for which the Tenant is liable and of which the Landlord has given notice in writing and to start the necessary work within two (2) months after the Landlord's notice (or sooner if necessary) and then diligently to continue and complete the work

          6.6.2. If the Tenant does not comply with clause 6.6.1 to pay within fourteen (14) days after a written demand the reasonable costs incurred by the Landlord in carrying out the necessary work including reasonable fees and expenses

     6.7. Compliance with statutory requirements etc

          6.7.1. Subject to clause 6.7.2 to carry out all works and provide and maintain all arrangements in respect of the Property and the use to which the Property is being put that are necessary in order to comply with the requirements of:

                  6.7.1.1 the Offices Shops and Railway Premises Act 1963 the
                          Fire Precautions Act 1971 the Defective Premises Act 1972 and the Health and Safety at Work etc. Act 1974

                  6.7.1.2 any other statute

                  6.7.1.3 any government department local authority or other public or competent authority

                  6.7.1.4 any court of competent jurisdiction and

                  6.7.1.5 any regulation of the European Communities which
                          applies in the United Kingdom

          6.7.2. Not to carry out any works which the Landlord elects to carry out by serving written notice on the Tenant

          6.7.3. To pay within fourteen (14) days after a written demand the whole or a Fair Proportion as appropriate of the Landlord's reasonable expenditure (including reasonable fees and expenses) on any works which the Landlord has elected to carry out under this clause 6.7

          6.7.4. To comply with any other obligations imposed by law relating to the Property or its use

          6.7.5. Not to do anything in respect of the Property which imposes on the Landlord a liability under any statute to pay any penalty damages compensation or costs

     6.8. Restrictions on dealings

          6.8.1. Not to assign underlet or mortgage or charge any part (as distinct from the whole) of the Property

          6.8.2.  Not to mortgage or charge the whole of the Property except:

                  6.8.2.1 by way of floating charge or

                  6.8.2.2 to a bona fide bank or other financial institution with the consent of the Landlord (which is not to be unreasonably withheld or delayed)

          6.8.3. Not to execute any declaration of trust with regard to the whole or part of the Property and not to hold or occupy the whole or part of the Property as agent for another or otherwise for the benefit of another

          6.8.4. Not to part with possession or share the occupation of the whole or any part of the Property except by an assignment or underletting of the whole of the Property except that the Tenant may share occupation of the Property with a Group Company so long as:

                  6.8.4.1 no relationship of lessor and lessee is created

                  6.8.4.2 details of any such arrangement are given to the
                          Landlord in advance

                  6.8.4.3 the Landlord is given notice immediately such an
                          arrangement starts and ends

          6.8.5. not to assign the whole of the Property without the consent of the Landlord (which consent is not to be unreasonably withheld or delayed)

          6.8.6. For the purposes of Section 19(1)(A) of the Landlord and Tenant Act 1927 it is agreed that the Landlord may withhold its consent in the following circumstances:

                  6.8.6.1 if any of the conditions set out in 6.8.7 below are not satisfied before the date of the assignment

                  6.8.6.2 if the proposed assignee is a Group Company of the
                          Tenant whose financial standing is materially less substantial than the Tenant

                  6.8.6.3 if the proposed assignee enjoys diplomatic or state immunity (unless the proposed assignee is the Government of the United Kingdom of Great Britain and Northern Ireland or any Department of that Government)

                  6.8.6.4 if it is otherwise reasonable for the Landlord to
                          withhold its consent having regard amongst other things to the fact that the outgoing tenant may be entitled to be released from its liability under the Lease under the 1995 Act

          6.8.7. The Landlord is entitled for the purposes of Section 19(1)(A) of the Landlord & Tenant Act 1927 to require the following conditions to be satisfied before this Lease is assigned by the Tenant and to make its consent conditional upon any or all of these conditions being satisfied:

                  6.8.7.1 that the Tenant enters into an authorised guarantee agreement (as defined in Section 16 of the 1995 Act) in the form set out in the First Schedule to this Lease with such variations as the Landlord reasonably requires and that any surety for the Tenant guarantees the obligations of the Tenant under such authorised guarantee agreement

                  6.8.7.2 that the proposed assignee enters into direct
                          covenants with the Landlord (whose costs shall be paid by the Tenant) to pay the rents reserved by this Lease and the other sums payable under this Lease including any sums owed or subsequently arising or accruing in respect of any period prior to the assignment and to perform and observe the tenant covenants and the conditions in this Lease throughout the Tenancy unless and until it is released by virtue of the 1995 Act (and if the proposed assignee is more than one person or company these covenants shall be entered into jointly and severally)

                  6.8.7.3 (if it is reasonable for the Landlord to require this)
                          that one or more sureties the financial status of which is acceptable to the Landlord (who shall act reasonably in judging whether their financial status is acceptable) give direct covenants to the Landlord (jointly and severally) that the proposed assignee will pay the rents reserved by this Lease and will perform and observe the tenant covenants and conditions contained in this Lease in the form set out in the Second Schedule to this Lease with such variations as the Landlord reasonably requires

                  6.8.7.4 (if it is reasonable for the Landlord to require this)
                          also to procure that there is deposited with the

                          Landlord a sum equal to not less than six month's Rent plus VAT potentially payable thereon This sum and all interest on it shall be charged to the Landlord as security for any non-payment of sums due under this Lease and for any non-observance or non-performance of the covenants by the tenant and the conditions contained in this Lease on the basis that it will be repayable to the proposed assignee following any further lawful assignment which is carried out in accordance with the terms of this Lease This sum and all interest on it shall be held on and shall be subject to such other terms as the Landlord may reasonably require

                  6.8.7.5 any other conditions which may be reasonable in the circumstances

          6.8.8. Any dispute between the Landlord and the Tenant about the interpretation of clauses 6.8.6 and 6.8.7 or about matters arising under them shall be referred to Arbitration

          6.8.9.  Not to underlet the whole of the Property:

                  6.8.9.1 unless the undertenant enters into direct covenants with the Landlord (whose costs shall be paid by the Tenant) to perform and observe all the lessee's covenants and the other provisions contained in this Lease (other than the payment of the rents) so far as they apply to the part of the Property which is to be underlet

                  6.8.9.2 without the previous consent of the Landlord which consent is not to be unreasonably withheld or delayed where the other provisions of this sub-clause 6.8.9 have been complied with

          6.8.10. Not to underlet the whole of the Property at a fine or a premium and not to underlet the whole of the Property at a rent less than whichever is the greater of the open market rental value of the Property and the rent payable under this Lease

          6.8.11. Not to be a party to any agreement or arrangement for the commutation in whole or in part of any rent reserved by and payable under any underletting of the Property

          6.8.12. Every permitted underlease must contain:

               6.8.12.1 covenants by the underlessee (which the Tenant undertakes to enforce) which prevent the underlessee from doing or allowing anything in on or in relation to the Property which would be a breach of any of the Tenant's obligations in this Lease

               6.8.12.2 provisions for the review of the rent reserved by the underlease (which the Tenant hereby undertakes to operate and to enforce) at least every five years to the open market rent on such review date and on similar terms to clause 13 of this Lease

               6.8.12.3 a condition for re-entry if there is a breach by the underlessee of any covenant in the underlease

               6.8.12.4 a covenant prohibiting sub-letting of the whole or part of the premises demised

               6.8.12.5 an agreement sanctioned by an Order of a Court of competent jurisdiction under the terms of Section 38 of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act 1969) by which the provisions of Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 are excluded from the tenancy created by that underletting

       6.8.13. The Tenant will not vary the terms of or accept any surrender of any permitted underlease without the consent of the Landlord (which consent shall not be unreasonably withheld or delayed)

       6.8.14. The Tenant will not give any bill of sale or other preferential security (other than floating charges) on the stock-in-trade or personal chattels of the Tenant which are in or on the Property from time to time

  6.9. Registration of assignments etc

       6.9.1. Within one month after its date to produce to the Landlord's solicitors a true copy of every assignment underlease charge or other document evidencing a devolution of the whole or any part of the Property

       6.9.2. On production of a document under clause 6.9.1 to pay to the Landlord's solicitors a reasonable registration fee of not less than twenty-five pounds ((Pounds)25) plus VAT

6.10.  Information

       6.10.1. To produce to the Landlord on request all plans documents and other evidence which the Landlord may reasonably require in order to be satisfied that the Tenant has complied with its obligations under this Lease

       6.10.2. When requested to supply to the Landlord full details of all occupations of the Property and derivative interests in the Property however remote

6.11.  Alterations

       6.11.1. Not to alter or add to the structure or exterior of the Property

       6.11.2. Not without the Landlord's consent (which shall not be unreasonably withheld or delayed) to alter or extend:

               6.11.2.1 the electrical installation (including wiring) in the
                        Property

               6.11.2.2 any gas installation (including piping) in the Property
                        or

               6.11.2.3 any air-conditioning system in the Property

       6.11.3. Not to make any other alteration or addition to the Property without the Landlord's consent (which is not to be unreasonably withheld or delayed)

       6.11.4. On any application for consent to alter to supply the Landlord with two (2) sets of a specification and detailed drawings identifying the proposed works

       6.11.5. Not to fix place or leave anything (for example: any aerial satellite dish telecommunications equipment lighting shade or awning) on the exterior of the Property except with the consent of the Landlord which shall not be unreasonably delayed or withheld

       6.11.6. If required by the Landlord to reinstate the Property by the end of the Tenancy under the supervision and to the reasonable satisfaction of the Landlord's Surveyor to the condition it was in before the carrying out of any alterations or additions

          6.11.7. To procure that any alterations or additions to the Property which are permitted by the Landlord are carried out only by contractors approved by the Landlord (which approval shall not be unreasonably withheld or delayed)

   6.12.  Signs

          Not without the approval of the Landlord (which approval shall not be unreasonably withheld or delayed) to place or display any Signs on the Property which can be seen from outside the Property except the Tenant's name displayed on any external doors of the Property

   6.13.  Cost of removal by Landlord of unauthorised signs etc

          If anything is fixed placed displayed or left on the Property in breach of clause 6.11 or clause 6.12 to pay to the Landlord within fourteen (14) days after a written demand to remove it the reasonable cost of removal incurred by the Landlord

   6.14.  Service installations

          6.14.1. To pay to the suppliers and to indemnify the Landlord against all charges for electricity gas water telephone and other services consumed or used at or for the Property (including meter rents)

          6.14.2. To comply with the requirements and regulations of the suppliers of electricity gas water telephone and other services relating to the installations in the Property

          6.14.3. Not to overload the electrical installation in the Property and to ensure that the electrical installation any gas installation and any air-conditioning system are maintained in a safe condition

          6.14.4. Not to interfere with or impose an additional load on any system of heating cooling or ventilation of the Property

          6.14.5. To keep in good and substantial repair the comfort cooling equipment serving the Property located both within and outside the Property and in particular to enter into and maintain a suitable maintenance contract with a reputable engineer or firm of engineers for the regular maintenance and servicing of the equipment

   6.15.  Nuisance

          Not to do anything in relation to the Property or the Centre which causes a nuisance damage or annoyance to the Landlord or others

     6.16.  Use

            6.16.1.  Not to use the Property:

                     6.16.1.1  for any illegal or immoral purpose

                     6.16.1.2 for any offensive noisy or dangerous trade business or manufacture

                     6.16.1.3 as a betting office a booking office a theatrical agency an employment agency or a travel agency

                     6.16.1.4 as a sex establishment (as defined in the Local Government (Miscellaneous Provisions) Act 1983) or

                     6.16.1.5  as offices for diplomatic use

            6.16.2.  To use the Property only for the Permitted Use

     6.17.  Overloading

            Not to overload the Property

     6.18.  Notices

            6.18.1. To supply the Landlord with a copy of any notice order direction or proposal of any competent authority affecting the Property as soon as possible after it has been received by the Tenant

            6.18.2. To comply with any such notice order direction or proposal or at the request of the Landlord to make or join with the Landlord in making such objections or representations relating to it as the Landlord may reasonably require

     6.19.  Planning

            6.19.1.  Not to commit any breach of Planning Control

            6.19.2. To comply with all provisions and requirements under the Planning Acts which affect the Property

            6.19.3. Not without the Landlord's consent (which consent will not be unreasonably withheld or delayed where the Landlord may not otherwise withhold or delay its consent to the subject matter of such application) to apply for planning permission relating to the Property or to implement any planning permission

          6.19.4. Unless the Landlord gives written notice to the contrary to carry out before the end of the Tenancy any works required to be carried out to the Property as a condition of any planning permission obtained by or for the Tenant or anyone having an interest in the Property inferior to that of the Tenant and this applies even if the planning permission does not require the works to be carried out until later

    6.20. Encroachments

          6.20.1. Not to stop up darken or obstruct any window at the Property

          6.20.2. So far as possible to preserve all easements and rights enjoyed by the Property and to help the Landlord prevent anyone acquiring any easement or right over the Property

    6.21. Defective Premises

          6.21.1. Promptly to give written notice to the Landlord of any defect in the Property which might result in an obligation on the Landlord to do or to stop doing anything (for example in order to comply with the provisions of this Lease or the duty of care imposed by the Defective Premises Act 1972)

          6.21.2. To display and maintain all notices relating to the condition of the Property which the Landlord reasonably requires the Tenant to display at the Property

    6.22. Landlord's rights

          To allow the Landlord to exercise its rights under this Lease free from interference by the Tenant

    6.23. Landlord's costs

          6.23.1. To pay on an indemnity basis the proper legal charges surveyor's fees bailiff's charges and other costs and expenses reasonably incurred by the Landlord and any superior landlord in relation to:

                  6.23.1.1 applications by the Tenant for the Landlord's consent (save where consent is unlawfully refused but including cases where the application is withdrawn)

                  6.23.1.2 any steps taken in connection with the preparation and service of a schedule of dilapidations or a notice or proceedings under Sections 146 or 147 of the Law of Property Act 1925 (even if forfeiture is avoided)

                    6.23.1.3 the recovery of any sums due to the Landlord from the Tenant or

                    6.23.1.4 enforcing or requiring the Tenant to remedy a breach of the provisions of this Lease

          6.23.2. Where the Landlord could recover the cost of advice or services under clause 6.23.1 if undertaken by a third party but the Landlord or a Group Company of the Landlord provides the advice or services to pay to the Landlord the amount that would have been payable by the Tenant if that advice or service had been provided by a third party

 6.24.    Indemnities

          To keep the Landlord indemnified against all liabilities losses and expenses incurred by the Landlord arising out of the negligence or wrongful act of the Tenant or any breach of the Tenant's covenants in this Lease

 6.25.    Yield up

          At the end of the Tenancy to give up the Property:

          6.25.1. in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants on the Tenant's part contained in this Lease

          6.25.2. clear of any goods and refuse and any tenant's fixtures and with all damage caused by such removal made good

          6.25.3. with all keys and (where applicable) electronic passes relating to the Property

          6.25.4. with all Signs put up by the Tenant removed and all damage caused by removal made good

          6.25.5.  with vacant possession

6.26.     VAT

          6.26.1. To pay to the Landlord and to indemnify the Landlord against any VAT chargeable in respect of:

                   6.26.1.1  the rents payments and other consideration payable or given by the Tenant to the Landlord or
                  passes to pass into the hands of anyone other than responsible employees of the Tenant

          6.29.3. To lock the external door or doors of the Building following use by the Tenant outside the Standard Hours

7.   LANDLORD'S COVENANTS

     7.1. Quiet Enjoyment

          The Landlord covenants with the Tenant that as long as the Tenant pays the rents and complies with the terms of this Lease the Tenant may enjoy the Property peaceably during the Tenancy without any interruption (except as authorised by this Lease) by the Landlord or any person lawfully claiming through under or in trust for the Landlord

     7.2. Provision of services

          7.2.1.  During the Standard Hours:

                  7.2.1.1 To keep the Common Parts adequately decorated cleaned (including window-cleaning) and lighted

                  7.2.1.2 In so far as heating equipment exists in the Common Parts to provide such mechanical ventilation heating and cooling for the Common Parts as the Landlord reasonably considers necessary or desirable

                  7.2.1.3 To provide heat to any space heating system in the Property at the date of this Lease (or any system installed by or with the approval of the Landlord in substitution) during such hours and times of year as the Landlord reasonably decides

                  7.2.1.4 To provide sufficient supplies of cold water to the toilet accommodation and hot water to the hot water taps installed in the toilet accommodation in the Common Parts

                  7.2.1.5 To provide an adequate lift service for the Centre and

                  7.2.1.6 To provide such staff (if any) to service and manage the Centre as the Landlord reasonably considers necessary

          7.2.2. The Landlord will not be liable for any failure or interruption of any service due to:

                  7.2.2.1 necessary repair replacement or maintenance of any apparatus or installation

                  7.2.2.2 unavoidable shortage of fuel materials water or labour or

                  7.2.2.3 any other cause not due to the act or default of the Landlord

          7.2.3. The Landlord may extend reduce or otherwise vary the services from time to time if it reasonably considers it desirable to do so for the more efficient operation and management of the Centre or for the comfort of the occupiers in the Centre

     7.3. Repair of main structure etc

          To carry out within a reasonable time those repairs to:

          7.3.1.  the main structure of the Property (including the roof)

          7.3.2.  the Common Parts

          7.3.3. any other parts of the Centre which give support shelter or protection to the Property and

          7.3.4. the Conducting Media in the Centre which service the Property jointly with other premises that are reasonably necessary for the proper enjoyment of the Property by the Tenant but not so as to make the Landlord liable under this clause 7.3 for any repairs which are the Tenant's responsibility under clause 6

8.   INSURANCE

     8.1. Landlord to insure

          The Landlord will insure the Centre (other than tenant's fixtures) so far as such insurance is reasonably available:

          8.1.1. with a reputable insurance company or with reputable underwriters

          8.1.2.  for the following sums:

                  8.1.2.1 the full reinstatement value of the Centre (except usual voluntary excesses) including the cost of shoring up demolition and site clearance fees an allowance for inflation and VAT on all such sums

                  8.1.2.2 loss of the Rent reasonably estimated by the Landlord's Surveyor to be payable for three (3) years or such longer period as the Landlord's Surveyor may reasonably consider necessary for planning and carrying out the reinstatement or rebuilding of the Centre

          8.1.3.  against damage or destruction by the Insured Risks and

          8.1.4. on terms not imposing unreasonable conditions having regard to general market conditions at the time

          8.1.5. but subject to such excesses exclusions and limitations and other terms as the insurers may impose

     8.2. Additional Landlord's fixtures

          If the Tenant installs fixtures which become landlord's fixtures the Tenant will notify the Landlord in writing of the reinstatement value so that the Landlord can arrange adequate insurance cover

     8.3. Landlord to inform Tenant of insurance cover

          8.3.1. The Landlord will produce to the Tenant once in every insurance year reasonable evidence of the terms of the insurance policy and of payment of the current premium

          8.3.2. The Landlord will notify the Tenant in writing of any material changes in the risks covered and material changes in the terms of the policy with which the Tenant must comply

     8.4. Damage to Centre

          8.4.1. If the Centre (other than tenant's fixtures) is damaged or destroyed by an Insured Risk:

                  8.4.1.1 unless payment of any of the insurance money is refused because of an act or default of the Tenant

                  8.4.1.2 subject to the Landlord being able to obtain any necessary consents and

                  8.4.1.3 subject to the necessary labour and materials being and remaining available the Landlord will (subject to clause 8.5) reinstate the damaged part or rebuild the Centre (but not so as to provide accommodation identical in layout if it would not be reasonably practicable to do so) as quickly as reasonably possible

          8.4.2. The Landlord will use reasonable efforts to obtain the necessary consents (short of making appeals) labour and materials

          8.4.3. The Tenant will on request vacate the Property and remove its fixtures and effects to allow the Landlord to reinstate the Property

     8.5. Option to terminate following damage by an Insured Risk

          If the whole or a substantial part of the Property is made unfit for use by damage or destruction caused by an Insured Risk and:

          8.5.1. the damage or destruction occurs during the last three (3) years of the Contractual Term or

          8.5.2. circumstances beyond the control of the Landlord prevent the reinstatement or rebuilding of the Property being started by the third (3rd) anniversary of the date of such damage or destruction either the Landlord or the Tenant may terminate this Lease by notice in writing to the other The notice may only be given within six (6) months after either the date of such damage or destruction under clause 8.5.1 or the third (3rd) anniversary referred to in clause
          8.5.2 (as the case may be) On service of the notice this Lease shall terminate but without prejudice to any claim of the Landlord or the Tenant for an earlier breach of covenant by the other On termination of this Lease the insurance money shall belong to the Landlord

     8.6. Option to terminate following damage by an Excluded Risk

          8.6.1. If the whole or a substantial part of the Centre is made unfit for use by damage or destruction caused by an Excluded Risk the Landlord may elect not to reinstate the Centre

          8.6.2. Any such election shall be made by the Landlord serving notice in writing ("Non-Reinstatement Notice") on the

                  Tenant within six (6) months after the date of such damage or destruction

          8.6.3.  If the Landlord serves a Non-Reinstatement Notice:

                  8.6.3.1 the Landlord (despite any other provisions of this Lease) will not be under any obligation to reinstate the Centre and

                  8.6.3.2 either the Landlord or the Tenant may terminate this Lease by notice in writing to the other ("Termination Notice")

          8.6.4. A Termination Notice may only be given within six (6) months after the date of service of the Non-Reinstatement Notice

          8.6.5.  On service of a Termination Notice:

                  8.6.5.1 this Lease will terminate but without prejudice to the claim of either the Landlord or the Tenant for any earlier breach of covenant by the other

                  8.6.5.2  the insurance money will belong to the Landlord

     8.7. Application by the Tenant for new lease following termination

          8.7.1.  If following:

                  8.7.1.1  termination of this Lease under clause 8.5 or

                  8.7.1.2  service of a Termination Notice under clause 8.6

                  the Tenant makes an application for a new lease of the Property under the Landlord and Tenant Act 1954 then clause
                  8.7.2 will apply

          8.7.2.  Notwithstanding clauses 6.4.6 6.4.7 and 9 the Tenant:

                  8.7.2.1 will so far as possible make good the destruction of or damage to the Property caused by an Insured Risk or an Excluded Risk which gave rise to the termination of this Lease under clause 8.5 or the service of a Termination Notice (as the case may be) and

                  8.7.2.2 will continue paying the Rent the Insurance Rent and the Service Charge from the date of the destruction or damage referred to in clause 8.7.2.1

     8.8. Tenant's obligations in respect of Landlord's insurances

          8.8.1.  The Tenant will not by act or omission do anything which:

                  8.8.1.1 adversely affects any Landlord's insurance relating to the Centre or

                  8.8.1.2 causes any increase in the insurance premium payable for any such insurance (unless the Tenant has obtained the Landlord's approval and has agreed to pay the additional premium) or

                  8.8.1.3 otherwise prevents the Landlord from renewing any such insurance on terms that would have applied but for the Tenant's act or omission

          8.8.2. The Tenant will comply with the requirements and proper recommendations of the insurers of the Centre and the fire authority and the proper requirements of the Landlord in respect of the Property relating to:

                  8.8.2.1 explosive and specially flammable articles substances and liquids

                  8.8.2.2 the provision and maintenance of fire fighting equipment and

                  8.8.2.3  fire and safety precautions

          8.8.3. The Tenant will repay to the Landlord within fourteen (14) days after a written demand all increased premiums paid and all losses and damages suffered by the Landlord as a result of a breach by the Tenant of this clause 8.8

          8.8.4. The Tenant will immediately inform the Landlord in writing of any circumstance in respect of the Property which might affect or lead to a claim on any Landlord's insurance relating to the Centre

          8.8.5. If as a result of the Tenant's act or default any insurance money under the insurance policy arranged by the Landlord or a superior landlord (other than in respect of the loss of rents) is wholly or partially irrecoverable the Tenant will pay to the Landlord within fourteen (14) days after a written demand the irrecoverable amount and on payment clause 8.4 shall apply as though the insurance money had been recoverable

     8.9. Tenant's insurance

          The Tenant will not arrange any insurance of the Property against any Insured Risks but if the Tenant has the benefit of any such insurance the Tenant will hold all money receivable under such insurance in trust for the Landlord

9.   SUSPENSION OF RENT

     9.1. Application

          This clause 9 applies (subject to clause 8.7.2) if the Centre is damaged or destroyed by an Insured Risk or (unless caused by the act or default of the Tenant) an Excluded Risk so that any part of the Property is unfit for use or inaccessible

     9.2. Suspension

          The whole or a Fair Proportion of the Rent according to the extent of the damage will be suspended until the earlier of:

          9.2.1. the date that the whole of the Property (with the necessary services and accesses in the Centre) is again fit for use and

          9.2.2. the expiration of the period of three (3) years from the date of the damage or if longer the period of the loss of Rent covered by the Landlord's insurance except to the extent that payment of any of the insurance money in respect of the loss of rents is refused because of an act or default of the Tenant

     9.3. Disputes

          Any dispute about this clause 9 shall be settled by Arbitration but if before an application is made for the appointment of an arbitrator the Landlord so elects by notice in writing served on the Tenant a dispute will instead be determined by an independent surveyor

10.  FORFEITURE

     If any of the following events occur:

     10.1 any rents are unpaid for twenty-one (21) days after becoming due (whether formally demanded or not)

     10.2 there is a breach by the Tenant or the Guarantor (if any) of any covenant or other term of this Lease

     10.3 the Tenant or the Guarantor (if any) enters into an arrangement or composition for the benefit of creditors

     10.4 the Tenant or the Guarantor (if any) being an individual (or if more than one individual then any one of them):

          10.4.1  becomes bankrupt

          10.4.2  makes an application to the Court for an interim order under
                  Part VIII of the Insolvency Act 1986 or

          10.4.3  is served with a statutory demand under the Insolvency Act
                  1986

     10.5 the Tenant or the Guarantor (if any) being a body corporate (or if more than one of them is a body corporate then any one of them):

          10.5.1  is wound up

          10.5.2 is subject to a resolution by the directors or shareholders to present a petition for an administration order

          10.5.3  has an administration order made in respect of it

          10.5.4 passes a winding-up resolution or enters into liquidation (other than a winding up or liquidation for the purpose of reconstruction or amalgamation of a solvent body corporate) or

          10.5.5 has a receiver or an administrative receiver or a receiver and manager appointed

                                       or

     10.6 execution or distress is levied on the Tenant's goods in the Property then the Landlord may by re-entering any part of the Property forfeit this Lease and the Tenancy will immediately end but without prejudice to any other rights and remedies of the Landlord

11.  DECLARATIONS WARRANTIES AND MISCELLANEOUS

     11.1.  Representations and exclusion of use warranty

            11.1.1. The Tenant acknowledges that this Lease has not been entered into in reliance on any representation made by or on behalf of the Landlord

            11.1.2. Nothing in this Lease or in any consent granted by the Landlord implies a warranty by the Landlord that the Property may be used for any specific purpose under the Planning Acts

     11.2.  Accidents

            The Landlord is not liable to the Tenant nor to any other person for:

            11.2.1. any damage sustained to or loss of any goods or property in the Centre or

            11.2.2. any other damage loss accident happening or injury not caused or contributed to by the negligence of the Landlord or any employee of the Landlord

     11.3.  Payments recoverable as rent

            Amounts payable by the Tenant and any guarantor under this Lease not expressly reserved as rent will be recoverable as if they were rent

     11.4.  Service of notices

            11.4.1. The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of all notices under or in connection with this Lease except that Section 196 shall be deemed to be amended by the deletion of the words "and that service ... be delivered" at the end of Section 196(4) and the substitution of the words "... and that service shall be deemed to be made on the third Working Day after the registered letter has been posted; "Working Day" meaning any day from Monday to Friday (inclusive) other than Christmas Day, Good Friday and any statutory bank or public holiday"

            11.4.2. For the purposes of notices on Adaptive Broadband Corporation these shall be deemed properly served if sent by post or delivered by hand to the address specified for Adaptive Broadband Limited in this Lease or such other address in the United Kingdom as from time to time notify to the Landlord in writing

     11.5.  Jurisdiction of the English courts

            The parties including any Guarantor submit to the exclusive jurisdiction of the English courts on all matters relating to this Lease

     11.6.  No prior agreement

            It is certified that there is no written agreement for lease to which this Lease gives effect

     11.7.  Tenant's option to terminate

            The Tenant may terminate this Lease on 29/th/ September 2004 on not less than twelve calendar months' notice in writing so long as the Tenant has substantially observed and performed all the provisions of this Lease and has paid to the Landlord the Termination Payment plus Value Added Tax and on expiry of such notice:

            11.7.1. this Lease will come to an end but without prejudice to the rights of either party against the other for any prior breach of covenant

            11.7.2. the Tenant will give vacant possession of the whole of the Property and

            11.7.3. the Tenant will cancel any notice caution or land charge registered to protect this Lease and will if the title to this Lease is registered at H.M. Land Registry assist the Landlord in cancelling the title

12.  ARBITRATION OR DETERMINATION BY EXPERT

     12.1.  Contrary Provision

            Any contrary provision elsewhere in this Lease will override the provisions of this clause 12

     12.2.  Arbitration

            12.2.1. Where this Lease provides for reference to Arbitration a reference will be made in accordance with the Arbitration Act 1996 to a single arbitrator

            12.2.2. The arbitrator may be appointed by the Landlord and the Tenant jointly but otherwise the arbitrator will be nominated by the President of the RICS on the application of either the Landlord or the Tenant

            12.2.3. If an appointed or nominated arbitrator dies or declines to act or it becomes clear that he will be unable to complete his duties a replacement will be appointed or nominated by the same process

     12.3.  Determination by an expert

            12.3.1. Where this Lease provides for reference to determination by an independent surveyor a reference will be made on the terms of clause 12.4 to the determination of a single independent surveyor

            12.3.2. The surveyor may be appointed by the Landlord and the Tenant jointly or in the absence of agreement on a joint appointment will be nominated by the President of the RICS on the application of either the Landlord or the Tenant

            12.3.3. The surveyor will act as an expert (not as an arbitrator) on the terms set out in clause 12.4

     12.4.  Expert's terms of appointment

            12.4.1. The surveyor will give to the Landlord and the Tenant notice in writing of his appointment and in that notice the surveyor will invite the Landlord and the Tenant to submit within a specified time period (not exceeding four (4) weeks) their respective proposals and representations

            12.4.2.  The surveyor will:

                     12.4.2.1 consider the proposals and representations submitted to him (but not be limited or fettered by them)

                     12.4.2.2 be entitled to rely on his own judgment and opinion

                     12.4.2.3  state any reasons for his decisions and

                     12.4.2.4 within eight (8) weeks after his appointment or within such extended period as the Landlord and the Tenant may agree give the Landlord and the Tenant written notice of his decision and his decision shall be final and binding on the Landlord the Tenant and the Guarantor (if any)

            12.4.3.  If the surveyor:

                     12.4.3.1 does not give notice of his decision within the time and in the manner referred to in clause 12.4.2

                     12.4.3.2  resigns from his appointment or

                     12.4.3.3  dies
                     or if for any reason it becomes clear that he will be unable to complete his duties the Landlord or the Tenant may appoint or apply for the nomination of a new surveyor in his place and this procedure may be repeated as many times as necessary

            12.4.4. In the absence of a direction by the surveyor as to how his fees or charges are to be borne the Landlord and the Tenant will bear them equally

            12.4.5. If the provisions for an independent surveyor to determine the issue fail completely the issue will then be referred to Arbitration

     12.5.  Experience of arbitrator or expert

            The arbitrator or independent surveyor will if reasonably practicable be a surveyor experienced in the valuation or letting of premises similar to the Property

     12.6.  Non-payment of costs of arbitrator or expert

            This clause 12.6 applies if the arbitrator or independent surveyor is ready to make his award but is unwilling to do so due to the failure by one party to pay its share of the costs of the award If one party fails to pay its share of the costs within fourteen (14) days after a written request the other party may pay that share and any amount so paid will be a debt due immediately from the party in default to the other party

13.  RENT REVIEW

     13.1.  Definitions

            In this clause the following definitions apply:

            "Assumptions"          the assumptions (whether or not they are
                                   facts) that on the Relevant Review Date:

                                   (a)  the Property is fit for immediate use
                                        occupation and beneficial trading

                                   (b) the Property may lawfully be used by any person for any of the purposes permitted by this Lease

                                   (c)  no work has been carried out to the
                                        Property by the Tenant or any
                                        undertenant or their respective
                                        predecessors in title which has
                                        diminished the rental value of the
                                        Property

                                   (d)  that if the Property has been wholly or
                                        partly destroyed or damaged it has been
                                        fully rebuilt and reinstated

                                   (e)  that the Property is in a good state of
                                        repair and decorative condition

                                   (f)  that the Tenant has complied with all
                                        the covenants for which it is liable in
                                        this Lease

          "Determination Date"     the date on which the amount of the reviewed
                                   rent is agreed or is determined by
                                   Arbitration or by an independent surveyor

          "Disregarded Matters"    (a)  any effect on rent of the fact that the
                                        Tenant any permitted undertenant or
                                        their respective predecessors in title
                                        have been in occupation of the Property
                                        or any part of it

                                   (b)  any goodwill attached to the Property
                                        because of the business then carried on
                                        at the Property by the Tenant or any
                                        permitted undertenant

                                   (c)  any increase in the rental value of the
                                        Property attributable to the existence
                                        of any improvement (shown to be an
                                        improvement by the Tenant) to the
                                        Property or any part of it but only if

                                        (i)    the improvement was carried out
                                               with all necessary consents
                                               (where required) and

                                        (ii)   the improvement was
                                               carried out by the Tenant or any
                                               permitted undertenant and


                                        (iii)  the improvement was not carried
                                               out in pursuance of an obligation
                                               to the Landlord or its
                                               predecessors in title and

                                        (iv)   the improvement was carried out
                                               after the date of this Lease

                                   (d)  any rent free period and/or
                                        concessionary rent and/or after the
                                        giving of any other inducement
                                        (including but not limited to a capital
                                        payment) given or granted to reflect
                                        only the length of time it would take to carry out the initial fitting out of the Property

          "Open Market Rent"       the clear yearly rent at which the Property
                                   might reasonably be expected to be let in the open market:

                                   (i)   by a willing landlord to a willing
                                         tenant of such length or such amount or
                                         on such terms as would be negotiated in
                                         the open market on the letting of the
                                         Property as a whole

                                   (ii)  with vacant possession at the Relevant
                                         Review Date

                                   (iii) by a willing landlord to a willing
                                         tenant

                                   (iv)  without any premium or other
                                         consideration

                                   (v)   for a term commencing on the Relevant
                                         Review Date equal to whichever is the
                                         greater of the
                                         residue of the Tenancy which then
                                         remains unexpired and 10 years

                                   (vi)  otherwise on the terms and conditions
                                         and subject to the covenants and
                                         provisions contained in this Lease
                                         (other than the amount of rent payable
                                         under this Lease but including the
                                         provisions of this clause 13 for the
                                         review of that rent)

                                   (vii) making the Assumptions but disregarding
                                         the Disregarded Matters

           "Rent Restrictions"     the restrictions imposed by any statute for
                                   the control of rent in force on a Review Date or on the date on which any increased rent is calculated in accordance with this clause 13 and which impose any limit whether in time or amount on the collection of an increase in the rent or any part of it

           "Review Date"           each of the Rent Review Dates specified as
                                   such in the Particulars and the expression
                                   "Relevant Review Date" will be interpreted accordingly

     13.2.  Upwards Only Rent Review

            The rent first reserved by this Lease will be reviewed at each Review Date in accordance with the provisions of this clause 13 and after and including each Review Date will be equal to whichever is the higher of

            13.2.1. the rent contractually payable immediately before the Relevant Review Date

            13.2.2. the Open Market Rent on the Relevant Review Date as agreed or determined under the provisions of this clause 13

     13.3.  Agreement or Determination of the Reviewed Rent

            The Open Market Rent at any Review Date may be agreed in writing by the Landlord or the Tenant at any time but if (for any reason) they have not agreed it by the relevant Review Date either the Landlord or the Tenant may thereafter give notice in writing to the other requiring the Open Market Rent to be decided by Arbitration or if an application is made for the appointment of an arbitrator and the Landlord so elects by notice in writing served on the Tenant to be decided by an independent surveyor

     13.4.  Interim payments until the Open Market Rent is decided

            If the amount of the reviewed rent has not been agreed or decided by Arbitration or by an independent surveyor before the Relevant Review Date the Tenant will pay the Landlord:

            13.4.1. in respect of the period beginning on the Relevant Review Date and ending on the day before the quarter day that follows the Determination Date rent at the yearly rate payable immediately before the Relevant Review Date

            13.4.2. on the Determination Date on demand and as arrears of rent the amount by which the reviewed rent exceeds the rent actually paid during the period defined in 13.4.1 above (apportioned on a daily basis) together with interest at Base Rate

     13.5.  Rent Restrictions

            Whenever Rent Restrictions prevent or prohibit the operation of this clause 13 for the review of the rent or the normal collection or retention by the Landlord of any increase in the rent or any instalment or part of it:

            13.5.1. the operation of such provisions for review of the rent will be postponed so that they take effect on the first date or dates thereafter upon which such operation may occur

            13.5.2. the collection of any increase or increases in the rent will be postponed to take effect on the first date or dates thereafter on which such increase or increases may be collected and/or retained in whole or in part and this postponement will happen however many times as necessary to ensure the collection of the whole of the increase

            13.5.3. until the Rent Restrictions are wholly or partly relaxed the rent first reserved by this Lease will be the maximum sum permitted by the Rent Restrictions at the time

     13.6.  Memorandum of Reviewed Rent

            As soon as the amount of any reviewed rent has been agreed or decided by Arbitration or by an independent surveyor memoranda stating the amount will be prepared by the Landlord or its solicitors and will be signed by or on behalf of both the Landlord and the Tenant and the parties will each bear their own costs in respect of the memoranda

     13.7.  Time not of the essence

            For the purposes of this clause 13 time is not of the essence

14.  SERVICE CHARGE

     14.1.  Definitions

            In this clause the following definitions apply:

            "Excess Service Charge"     the excess calculated in accordance with
                                        clause 14.3

            "Expenditure"               the sum calculated in accordance with
                                        clauses 14.4 and 14.5 which may include:

                                        (a)  reasonable provision for future
                                             expenditure on such of the items in
                                             clause 14.4 as call for
                                             intermittent expenditure (whether
                                             likely to be incurred during or
                                             after the end of the Tenancy) and

                                        (b)  a reasonable sum for depreciation
                                             on the capital costs of machinery
                                             apparatus and equipment

            "Service Charge Year"       a year ending on the date specified in
                                        the Particulars or such other period as
                                        the Landlord may from time to time
                                        decide and notify in writing to the
                                        Tenant

            "Tenant's Proportion"       the Fair Proportion attributable to the
                                        Property which may be determined by
                                        applying different proportions to
                                        different items of Expenditure which
                                        different proportions may depend on
                                        among other things the floor area
                                        rateable value location and use of the

                                        Property compared with other premises
                                        benefiting from the item of Expenditure
                                        in question

     14.2.  Basic Service Charge

            The Basic Service Charge is payable yearly by equal quarterly payments in advance on the usual quarter days and will initially be the amount stated in the Particulars but it may be changed from time to time to an amount which the Landlord's Surveyor reasonably decides and on any increase in the Basic Service Charge the new amount will be due and payable on (but not before) the date fourteen
            (14) days after the Landlord has given notice in writing of the new amount to the Tenant

     14.3.  Adjustment

            14.3.1. As soon as practicable after the end of each Service Charge Year the Landlord will deliver to the Tenant a statement showing in reasonable detail the Expenditure and the Tenant's Proportion of the Expenditure for that Service Charge Year

            14.3.2. In the first statement the Tenant's Proportion of the Expenditure shall be calculated and payable by the Tenant for the period from and including the Service Charge Commencement Date until the end of that Service Charge Year

            14.3.3. If the Tenant's Proportion of the Expenditure shown by a statement is more than the Basic Service Charge paid in respect of the Service Charge Year the Tenant must within fourteen (14) days after written demand pay to the Landlord the excess

            14.3.4. If less the Landlord will reduce the next payment of Basic Service Charge or Rent by (or if the tenancy has ended will pay to the Tenant within fourteen (14) days) the difference

            14.3.5. The provisions of this clause 14 will continue to apply even though the Tenancy has ended but only in respect of the period to the end of the Tenancy

            14.3.6. For the purpose of calculating the Tenant's Proportion of the Expenditure in respect of an incomplete Service Charge
                      Year:

                     14.3.6.1 it will not be relevant to ascertain the precise date in that Service Charge Year on which each individual item of Expenditure was incurred

                     14.3.6.2 the Service Charge will be deemed to have accrued at a uniform daily rate over the whole of the relevant Service Charge Year and

                     14.3.6.3 the Service Charge will be apportioned in respect of time only and will be considered as accruing from day to day unless in the reasonable opinion of the Landlord's Surveyor it is unfair that any item should be apportioned on that basis in which case the item will be apportioned on the basis reasonably decided by the Landlord's Surveyor

     14.4.  Expenditure

            14.4.1. The Expenditure comprises the total cost reasonably and properly incurred by the Landlord (including contributions which the Landlord is liable to make to expenditure incurred by others) in respect of the Centre on the following items (or such of them as are applicable from time to time):

                     14.4.1.1 in performing its obligations under clauses 7.2 and 7.3 including providing outside the Standard Hours any of the services referred to in clause 7.2

                     14.4.1.2 in providing other services in the interest of good estate management for the proper enjoyment of the Centre by the occupiers

            14.4.2. In particular the Expenditure will include (but shall not be limited to) the cost reasonably and properly incurred or where relevant deemed incurred by the Landlord on the following items or such of them as are applicable from time to time including a reasonable fee for the Landlord where the Landlord's employees carry out the work:

                     14.4.2.1  insurances including:

                               (a) insurance of the Landlord and any superior landlord against third party employers' and public liability risks in respect of the Centre in connection with the repair and maintenance of the Centre

                     14.4.2.4  facilities in the Retained Parts including:

                               (a) providing repairing maintaining renewing decorating cleaning and altering any furniture furnishings carpets and other floor coverings fixtures features and Signs and

                               (b) providing maintaining and renewing plants shrubs trees grassed areas and grown or cut flowers

                     14.4.2.5  refuse services including:

                               (a) providing repairing maintaining renewing and cleaning dustbins paladins and other refuse containers refuse compactors and other plant and equipment for the collection treatment packaging and disposal of refuse and

                               (b)  collecting storing and disposing of refuse

                     14.4.2.6 providing repairing maintaining renewing cleaning and altering the following in the Retained Parts:

                               (a) lighting heating cooling ventilation and other equipment and systems

                               (b)  other electrical equipment and systems

                               (c) surveillance equipment alarms closed-circuit television entry systems and security and emergency apparatus and systems

                               (d)  satellite dishes and associated cabling

                               (e)  telecommunications equipment and systems and

                               (f) fire alarms and ancillary apparatus fire prevention and fire fighting equipment and apparatus

                     14.4.2.7  staff including:

                               (a) providing and equipping such staff for the servicing management and security of the Centre as the Landlord reasonably considers necessary and

                               (b) insurance health pension welfare severance and other payments contributions and premiums and other benefits in kind and the costs of accommodation (including notional rent reasonably assessed by the Landlord's Surveyor) provided for such staff

                     14.4.2.8  statutory obligations including:

                               (a) all rates taxes assessments impositions and outgoings (but not rents) payable by the Landlord in respect of the Centre as a whole the Property together with other premises in the Centre or the whole or any part of the Retained Parts but not the taxes excepted under clause 6.2.1

                               (b) compliance by the Landlord with any notice regulation or order of any competent authority any requirement under any present or future Act of Parliament order byelaw or regulation and the proper requirements of the fire officer in respect of the whole Centre or a part of the Centre which includes the Property or the Retained Parts

                               (c) carrying out any works which are required to obtain a fire certificate for the whole or any part of the Centre

                     14.4.2.9  miscellaneous matters:

                               (a) making representations against or otherwise contesting the provisions of any legislation order regulation notice or statutory requirement relating to or affecting the whole or any part of the Centre

                               (b) the fees and expenses payable to surveyors and other consultants and advisers in connection with the management of the

                                    Centre health security safety and the
                                    provision of services and

                               (c) the preparation and audit of any Service Charge account including any statement of the Expenditure or of the Tenant's Proportion

                               (d) cleaning and keeping clear the outside of all windows in the Centre and the inside of windows in the Common Parts

            14.4.3.  The Expenditure will not include:

                     14.4.3.1  any fees and expenses attributable to:

                               (a) demanding and collecting rents (and rents in this context shall not mean service charge or insurance rents) from the tenants and other occupiers of the Centre and

                               (b) the grant of leases of other parts of the Centre

            but this will not prevent the Landlord recovering from the Tenant any costs in connection with the recovery of arrear of rents and other sums due under this Lease outside the provisions of this clause 14 and

                     14.4.3.2 the cost of repairing or making good any damage caused by an Insured Risk under the provisions of clause 8.4 (except that the uninsured excess may be included)

     14.5.  Deductions in arriving at Expenditure

            In calculating the Expenditure the Landlord will deduct all contributions which it receives from any person (other than a tenant or occupier of the Centre) who makes use of any of the facilities of the Centre or benefits from the services

     14.6.  Landlord's contribution to Expenditure

            For the avoidance of doubt the Landlord will bear the proportion of the Expenditure which is fairly attributable (according to the degree of benefit received by each part of the Centre actually benefiting from the relevant service) to the remaining parts of the Centre which are intended for letting (whether or not let)

     14.7.  Certificate

            14.7.1. Each annual statement of Expenditure (including the Tenant's Proportion) may (at the Landlord's option) be certified by the Landlord's Surveyor

            14.7.2. Except for manifest error a copy of the certified statement will be conclusive and final and binding on the parties including any Guarantor in respect of the matters covered by the statement other than on questions of law

            14.7.3. The Landlord will on request allow the Tenant to inspect at reasonable times in the two (2) months after delivery of a statement the vouchers and receipts for the items included in it

     14.8.  No implied obligation

            The inclusion of an item in the list contained in clause 14.4 does not imply an obligation by the Landlord to provide the service

15.  GUARANTOR'S COVENANT

            15.1.1. In consideration of the Landlord granting this Lease to the Original Tenant the Guarantor covenants and guarantees with and to the Landlord as a primary obligation that:

                     15.1.1.1 The Tenant will punctually pay the rents and perform and observe the covenants and other terms of the Lease

                     15.1.1.2 If the Tenant does not pay all or part of the rents or does not perform and observe any or all of the covenants or other terms of the Lease the Guarantor will pay the rents and perform and observe the covenants or terms in respect of which the Tenant is in default and the Guarantor will make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance

            15.1.2. The Guarantor's liability will not be reduced or ended because:

                     15.1.2.1 of any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Lease

                     15.1.2.2 the terms of the Lease have been varied by agreement between the parties (but this is subject to the provisions of Section 18 of the 1995 Act)

                     15.1.2.3 the Tenant has surrendered part of the Property in which case the liability of the Guarantor will continue in respect of the part of the Property which has not been surrendered after making any necessary apportionments under Section 140 of the Law of Property Act 1925

                     15.1.2.4 of any other act or thing by which the Guarantor would have been released if it were not for this provision

           15.1.3. The Guarantor further covenants with the Landlord that if the Lease is disclaimed before any lawful assignment of it by the Tenant:

                     15.1.3.1 the Landlord may within six months after that disclaimer require the Guarantor to accept a new lease of the Property for a term equivalent to the residue which if there had been no disclaimer would have remained of the Tenancy at the same rent and subject to the same covenants and conditions as were payable under and applicable to the Tenancy immediately before the date of the disclaimer

                     15.1.3.2 such new lease and the rights and liabilities under it will take effect from the date of the disclaimer

                     15.1.3.3 the Guarantor will pay the Landlord's costs incurred in connection with the new lease and the Guarantor will accept the new lease accordingly and will execute and deliver to the Landlord a counterpart of it

            15.1.4. If the Lease is disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Property under clause 15.1.3 the Guarantor will pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Property (less any expenditure incurred by the Landlord in connection with the Property) and the rents which would have been payable under the Lease had such disclaimer not occurred in both cases for the period beginning on the date of such disclaimer and ending on whichever is the earlier of:

                   15.1.4.1  the date six months after the disclaimer

                   15.1.4.2  the end or sooner determination of the Tenancy

          15.1.5. The Guarantor further covenants and guarantees the obligations of the Tenant under any authorised guarantee agreement entered into by the Tenant under the terms of this Lease

EXECUTED BY THE PARTIES AS A DEED and delivered on but not before the date inserted as the date of this Lease

                                FIRST SCHEDULE

                    Form of authorised guarantee agreement

1. In consideration of the Landlord agreeing to the assignment of the Lease the Tenant covenants and guarantees with and to the Landlord as a primary obligation that with effect from the date of the assignment:

     1.1. The Assignee will punctually pay the rents and perform and observe the covenants and other terms of the Lease

     1.2. If the Assignee does not pay all or part of the rents or does not perform and observe any or all of the covenants or other terms of the Lease the Tenant will pay the rents and perform and observe the covenants or terms in respect of which the Assignee is in default and the Tenant will make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance

2. The Tenant's liability under this Agreement will not end or be reduced because:

     2.1. of any time or indulgence granted by the Landlord to the Assignee or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Lease

     2.2. the terms of the Lease have been varied by agreement between the parties (but this is subject to the provisions of Section 18 of the Landlord and Tenant (Covenants) Act 1995)

     2.3. the Assignee has surrendered part of the Property in which case the liability of the Tenant under this agreement will continue in respect of the part of the Property which has not been surrendered after making any necessary apportionments under Section 140 of the Law of Property Act 1925

     2.4. of any other act or thing by which the Tenant would have been released if it were not for this provision

3. The Tenant further covenants with the Landlord that if the Lease is disclaimed before any lawful assignment of it by the Assignee:

     3.1. the Landlord may within six months after that disclaimer require the Tenant to accept a new lease of the Property for a term equivalent to the residue which if there had been no disclaimer would have remained of the Tenancy at the same rent and subject to the same covenants and conditions as are payable under and applicable to the Tenancy immediately before the date of the disclaimer

     3.2. such new lease and the rights and liabilities under it will take effect from the date of the disclaimer

     3.3. 3. the new lease and the Tenant will accept the new lease accordingly and will execute and deliver to the Landlord a counterpart of it

4. If the Lease is disclaimed and for any reason the Landlord does not require the Tenant to accept a new lease of the Property under paragraph 3 the Tenant will pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Property (less any expenditure incurred by the Landlord in connection with the Property) and the rents which would have been payable under the Lease had such disclaimer not occurred in both cases for the period beginning on the date of such disclaimer and ending on whichever is the earlier of:

     4.1. the date six months after such disclaimer

     4.2. the end or sooner determination of the Tenancy

5. Nothing in this agreement requires the Tenant to guarantee in any way the liability for the covenants and other terms of the Lease of any person other than the Assignee

6. Nothing in this agreement will make the Tenant subject to any liability restriction or other requirement (of any kind) in relation to any time after the Assignee is by law released from the covenants and other terms of the Lease

7. Words and expressions used in this agreement shall have the same meaning as in the Lease

                                SECOND SCHEDULE

                          Form of guarantee covenant

1. In consideration of the Landlord agreeing to the assignment of the Lease the Guarantor covenants and guarantees with and to the Landlord as a primary obligation that with effect from the date of the assignment:

     1.1. The Tenant will punctually pay the rents and perform and observe the covenants and other terms of the Lease

     1.2. If the Tenant does not pay all or part of the rents or does not perform and observe any or all of the covenants or other terms of the Lease the Guarantor will pay the rents and perform and observe the covenants or terms in respect of which the Tenant is in default and the Guarantor will make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance

2. The Guarantor's liability under this Agreement will not be reduced or ended because:

     2.1. of any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Lease

     2.2. the terms of the Lease have been varied by agreement between the parties (but this is subject to the provisions of Section 18 of the Landlord and Tenant (Covenants) Act 1995)

     2.3. the Tenant has surrendered part of the Property in which case the liability of the Guarantor under this agreement will continue in respect of the part of the Property which has not been surrendered after making any necessary apportionments under Section 140 of the Law of Property Act 1925

     2.4. of any other act or thing by which the Guarantor would have been released if it were not for this provision

3. The Guarantor further covenants with the Landlord that if the Lease is disclaimed before any lawful assignment of it by the Tenant:

     3.1. the Landlord may within six months after that disclaimer require the Guarantor to accept a new lease of the Property for a term equivalent to the residue which if there had been no disclaimer would have remained of the Tenancy at the same rent and subject to the same covenants and conditions as were payable under and applicable to the Tenancy immediately before the date of the disclaimer

     3.2. such new lease and the rights and liabilities under it will take effect from the date of the disclaimer

     3.3. the Guarantor will pay the Landlord's costs incurred in connection with the new lease and the Guarantor will accept the new lease accordingly and will execute and deliver to the Landlord a counterpart of it

4. If the Lease is disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Property under paragraph 3 the Guarantor will pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Property (less any expenditure incurred by the Landlord in connection with the Property) and the rents which would have been payable under the Lease had such disclaimer not occurred in both cases for the period beginning on the date of the disclaimer and ending on whichever is the earlier of:

     4.1. the date six months after the disclaimer

     4.2. the end or sooner determination of the Tenancy

5. The Guarantor further covenants and guarantees the obligations of the Tenant under any authorised guarantee agreement entered into by the Tenant under the terms of the Lease

6. For the purpose of these guarantee provisions references to the Tenant are to the Tenant in relation to whom the Guarantor's guarantee is given but not to any lawful assignee of such Tenant

7. Words and expressions used in this Agreement have the same meaning as in the Lease

EXECUTED as a Deed by of         )                                    [SEAL]
ADAPTIVE BROADBAND LIMITED       )
by the signatures of:            )


     /s/ [ILLEGIBLE]             Director
     ---------------------

     /s/ [ILLEGIBLE]             Secretary
     ---------------------
     for and on behalf of
      PPTSEC Ltd.

THE COMMON SEAL of               )                                    [SEAL]
ADAPTIVE BROADBAND               )
CORPORATION was affixed in the   )
presence of:-                    )

     /s/ [ILLEGIBLE]            Executive Vice President and Chief
     -------------------         Financial Officer



    /s/  [ILLGIBLE]
    --------------------         Secretary